Exhibit 16.1
                                                                    ------------

                                                    January 9, 2004


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on January 6, 2004, to be filed by our former client, GelStat Corporation, formerly Developed Technology Resource, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                        Very truly yours,

                                        /s/ Gallogly, Fernandez & Riley, LLP